SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 25, 2014

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut		06516
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The Registrant is amending its Current Report on Form 8-K originally filed on February 28, 2014 to include the disclosure of the amendment of 100,000 warrants originally issued between November to December 2005 which were inadvertently omitted from that filing. In all other respects this Amendment No.1 is identical to the Form 8-K filed on February 28, 2014.

Item 3.03	Material Modification to Rights of Security Holders.

Effective February 25, 2014, the Registrant amended the terms of warrants (the “Warrants”) to purchase an aggregate of 3,079,078 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) to extend the expiration date of all the Warrants to June 30, 2014. The Warrants were scheduled to expire on February 28, 2014. No other terms of the Warrants were amended or revised. The Warrants include: (i) warrants to purchase 100,000 shares of Common Stock originally issued in connection with a private placement commenced in November 2005 with an exercise price of $3.50 per share; (ii) warrants to purchase 84,872 shares of Common Stock originally issued in connection with a private placement on June 15, 2006 with an exercise price of $3.50 per share; (iii) warrants to purchase 428,571 shares of Common Stock originally issued in connection with a private placement in October 2007 with an exercise price of $3.50 per share; (iv) warrants to purchase 466,486 shares of Common Stock originally issued in connection with a private placement on August 22, 2008 with an exercise price of $3.50 per share; (v) warrants to purchase 561,628 shares of Common Stock originally issued in connection with a private placement on June 30, 2009 with an exercise price of $3.50 per share; and (vi) warrants to purchase 1,437,821 shares of Common Stock originally issued in connection with a private placement on September 30, 2009 with an exercise price of $3.50 per share.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: March 19, 2014	By:	/s/ Eugene Seymour, MD
Name: Eugene Seymour Title: Chief Executive Officer